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                                                                               .
                                                                               .

 2005 SPECIAL GRANT PERFORMANCE MATRIX
 -------------------------------------

 POINTS BASED ON RANKING
 -----------------------

 PERFORMANCE CATEGORIES                                   RANKED #1                       RANKED #2                    RANKED #3
 ----------------------                                   ---------                       ---------                    ---------
 INCREMENTAL RATE OF PENETRATION                          10 Points                       5 Points                     0 Points

 REVENUE PER OPERATING POP                                10 Points                       5 Points                     0 Points

 OPERATING INCOME PER OPERATING POP                       10 Points                       5 Points                     0 Points

 CHURN FOR 2007                                           10 Points                       5 Points                     0 Points


                                                 AWARD MATRIX

                                                 -----------------------------------------------
                                                      TOTAL
                                                     POINTS                         % AWARD
                                                     ------                         -------
                                                       40                            150%
                                                       35                            125%
                                                       30                            100%
                                                       25                             75%
                                                       20                             50%
                                                   15 OR LESS                          0
                                               -----------------------------------------------


ASSUMPTIONS:
At least 3-4 national wireless carriers.
Only results for 2007 will be used in determine awards. Performance in 2005 and 2006 will establish the momentum to be come #1 in 2007.
If Cingular performance in 2007 is equal to the #1 (or #2) carrier, Cingular will receive credit for being #1 (or #2).
The accumulative value of dividends, multiplied by the % award, will be paid at the end of the performance period.
Results will be normalized for M&A activity.